Exhibit 10.1
EXECUTION COPY
FIRST AMENDMENT TO LOAN AGREEMENT
by and between
HRHH DEVELOPMENT TRANSFEREE, LLC,
as Borrower
and
COLUMN FINANCIAL, INC.,
as Lender
Dated: As of November 10, 2008

FIRST AMENDMENT TO LOAN AGREEMENT
THIS FIRST AMENDMENT TO LOAN AGREEMENT, dated as of November 10, 2008 (this “Amendment”), made by and between COLUMN FINANCIAL, INC., a Delaware corporation, having an address at 11 Madison Avenue, New York, New York 10010 (together with its successors and assigns, “Lender”), and HRHH DEVELOPMENT TRANSFEREE, LLC, a Delaware limited liability company, having its principal place of business c/o Morgans Hotel Group Co., 475 Tenth Avenue, New York, New York 10018, Attention: Marc Gordon, Chief Investment Officer (“Borrower”).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Loan Agreement (the “Loan Agreement”), dated as of August 1, 2008, by and between Borrower and Lender, Borrower obtained a loan from Lender in the original principal amount of Fifty Million and 00/100 Dollars ($50,000,000.00) (the “Loan”), which Loan is evidenced by that certain Promissory Note (the “Note”), dated as of August 1, 2008, made by Borrower in the original principal amount of Fifty Million and 00/100 Dollars ($50,000,000.00) and payable to Lender, which Note is secured by, among other things, that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing) (the “Mortgage”) dated as of August 1, 2008, executed by Borrower for the benefit of Lender and recorded in the Official Records of Clark County, Nevada (the “Official Records”) (the Loan Agreement, the Note and the Mortgage, together with all of the other “Loan Documents” (as such term is defined in the Loan Agreement), are collectively referred to herein as the “Loan Documents”);
WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement; and
WHEREAS, the parties hereto now desire to amend and modify the Loan Agreement as hereinafter set forth;
NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Amendment by this reference, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by the parties hereto, Borrower and Lender hereby agree as follows:
1. Reaffirmation of Loan Documents. Borrower reaffirms all of its obligations under the Loan Agreement as modified herein and the other Loan Documents and Borrower acknowledges that, as of the date hereof, it has no claims, counterclaims, offsets, rights of setoff or defenses whatsoever with respect to the payment of sums now or hereafter payable or the performance of any other obligations under the Loan Agreement, as amended herein, or any of the other Loan Documents.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:
(a) The following new definitions are hereby added to Section 1.1 of the Loan Agreement:
“A Piece Percentage” shall mean (a) prior to any Assumption, (i) in connection with any prepayment of the Loan other than from the proceeds of the Five Acre Release Price, forty percent (40%), and (ii) in connection with any prepayment of the Loan from the proceeds of the Five Acre Release Price, one hundred percent (100%); and (b) in connection with any prepayment of the Loan after any Assumption and payment in full of the Five Acre Release Price, zero percent (0%).
“A Piece Prepayment Premium” shall mean, with respect to any prepayment of the Loan prior to the Initial Maturity Date (including from the proceeds of the Five Acre Release Price):
(a) if the applicable prepayment shall occur on or before November 30, 2008, an amount equal to (i) the Spread Maintenance on the A Piece Percentage of such prepayment, divided by (ii) two (2), less (iii) $100,000.00;
(b) if the applicable prepayment shall occur after November 30, 2008 but on or before December 31, 2008, an amount equal to (i) the Spread Maintenance on the A Piece Percentage of such prepayment, divided by (ii) two (2); and/or
(c) if the applicable prepayment shall occur after December 31, 2008 but prior to the Initial Maturity Date, an amount equal to the Spread Maintenance on the A Piece Percentage of such prepayment.
“A Piece Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (i) LIBOR plus 1100 basis points on the date LIBOR was last applicable to the Loan and (ii) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.
“Applicable B Interest Rate” shall mean (a) a per annum interest rate equal to LIBOR plus 2250 basis points for a LIBOR Loan or (b) the Prime Rate plus the B Piece Prime Rate Spread for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions of Section 2.2.3(c) or (f) hereof, subject in both of the foregoing circumstances to the terms of Section 5.2.11(b)(ii) hereof.
“B Piece Percentage” shall mean (a) prior to any Assumption, (i) in connection with any prepayment of the Loan other than from the proceeds of the Five Acre Release Price, sixty percent (60%), and (ii) in connection with any prepayment of the Loan from the proceeds of the Five Acre Release Price, zero percent (0%); and (b) in connection with any prepayment of the Loan after any Assumption and payment in full of the Five Acre Release Price, one hundred percent (100%).

“B Piece Prepayment Premium” shall mean, with respect to any prepayment of the Loan prior to the Initial Maturity Date, an amount equal to the product of (a) the B Piece Percentage of such prepayment, (b) the Applicable B Interest Rate on the date of prepayment, and (c) a fraction, the numerator of which shall equal the actual number of days from the date of such prepayment through the Initial Maturity Date and the denominator of which is 360.
“B Piece Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (i) LIBOR plus 2250 basis points on the date LIBOR was last applicable to the Loan and (ii) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.
“Spread Maintenance” shall mean, with respect to any prepayment of the Loan prior to the Initial Maturity Date, an amount equal to the product of (a) the A Piece Percentage of such prepayment, (b) 1100 basis points, and (c) a fraction, the numerator of which shall equal the actual number of days from the date of such prepayment through the Initial Maturity Date and the denominator of which is 360.
(b) The definition of “Applicable A Interest Rate” set forth in Section 1.1 of the Loan Agreement (and in the definition of “Spread” in said Section 1.1 of the Loan Agreement) is hereby deleted therefrom in its entirety and replaced with the following:
“Applicable A Interest Rate” shall mean (a) a per annum interest rate equal to LIBOR plus 1100 basis points for a LIBOR Loan or (b) the Prime Rate plus the A Piece Prime Rate Spread for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions of Section 2.2.3(c) or (f) hereof.
(c) The definition of “Prepayment Premium” set forth in Section 1.1 of the Loan Agreement is hereby deleted therefrom in its entirety and replaced with the following:
“Prepayment Premium” shall mean, with respect to any prepayment of the Loan prior to the Initial Maturity Date, (a) the A Piece Prepayment Premium, and (b) the B Piece Prepayment Premium, to the extent each of the foregoing is applicable to such prepayment.
(d) The definition of “Spread” set forth in Section 1.1 of the Loan Agreement is hereby deleted therefrom in its entirety and replaced with the following:
“Spread” shall mean, subject to application of the Default Rate, 17.9%, it being acknowledged and agreed that the Spread represents the blend of an 11.00% spread over LIBOR on the A Piece Percentage of the Loan based on the Outstanding Principal Balance as of the date hereof and a 22.50% spread over LIBOR on the B Piece Percentage of the Loan based on the Outstanding Principal Balance as of the date hereof.

(e) Section 2.5.1(iii) of the Loan Agreement is hereby deleted therefrom in its entirety and replaced with the following:
(iii) If the closing of such Five Acre Release shall occur prior to the Initial Maturity Date, Borrower shall have paid or shall have arranged to be paid contemporaneously with the closing of such Five Acre Release the A Piece Prepayment Premium with respect to the Five Acre Release Price.
(f) The definition of “Five Acre Prepayment Premium” set forth in Section 1.1 of the Loan Agreement is hereby deleted therefrom in its entirety.
(g) Section 6.1(vi) of the Loan Agreement is hereby deleted therefrom in its entirety and replaced with the following:
(vi) environmental coverage, including site clean up and pollution legal liability, with a minimum combined limit of Ten Million Dollars ($10,000,000) per occurrence and in the aggregate, with a deductible/self insured retention not to exceed Five Hundred Thousand Dollars ($500,000), which coverage may be provided under a blanket policy together with coverage for the Hotel/Casino Property and other property owned by one or more Affiliates of Borrower;
(h) Section 10.24 of the Loan Agreement is hereby deleted therefrom in its entirety and replaced with the following:
Section 10.24 Note Register Lender (as agent for Borrower) shall maintain a register (the “Register”) for the recordation of the names and addresses of Lender and any successors and assigns and the Applicable Interest Rate and the principal amount of the Loan owing to Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and Lender shall treat each Person whose name is recorded in the Register as the owner of the Loan or other obligation hereunder for all purposes of this Agreement, notwithstanding any notice to the contrary. Any assignment of any obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice. The foregoing language is intended to cause the Loan to be in “registered form” as defined in Treasury Regulations Sections 5f.103-1(c) and 1.871-14(c) and shall be interpreted and applied consistently therewith.

3. Conforming Changes. Each reference in the Loan Agreement to “this Agreement” shall, effective upon the date upon which the execution of this Amendment and the satisfaction of the conditions precedent set forth herein shall have occurred, be deemed a reference to the Loan Agreement as amended by this Amendment and shall include this Amendment. This Amendment shall form a part of the Loan Agreement and shall always be construed as amending the Loan Agreement.
4. Conditions Precedent. Before this Amendment becomes effective, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense, subject to Section 9.1(b) of the Loan Agreement, in a manner acceptable to Lender in its reasonable judgment:
(a) Borrower shall have deposited with Lender $758,333.00, which shall be deposited by Lender into the Interest Reserve Account and shall thereafter constitute a portion of the Interest Reserve Fund for all purposes under the Loan Agreement and the other Loan Documents.
(b) Lender shall have received a “date-down” title endorsement to be attached to the Title Insurance Policy, in form and substance reasonably satisfactory to Lender, insuring that the terms and provisions of this Amendment shall not affect the priority of the Mortgage (the “Title Endorsement”).
(c) No Default or Event of Default shall have occurred and be continuing.
(d) Each Guarantor shall have executed and delivered to Lender the Consent and Reaffirmation of Guarantor attached hereto as Exhibit A.
(e) Each of the DLJMB Parties and DLJ Guarantor shall have executed and delivered to Lender the Consent and Reaffirmation of DLJMB Parties and DLJ Guarantor attached hereto as Exhibit B.
(f) HRHH Development shall have executed and delivered to Lender the Consent and Reaffirmation of HRHH Development attached hereto as Exhibit C.
(g) Lender shall have received reimbursement, in immediately available funds, for all costs and expenses incurred by Lender (and Lender’s participants) in connection with this Amendment, including, without limitation, charges for the Title Endorsement and legal fees and expenses of counsel to each of Lender and Lender’s participant, NRFC UL Holdings, LLC.
5. Borrower’s Representations and Warranties. Borrower represents and warrants to Lender as follows as of the date hereof:
(a) All of the representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct.
(b) No Default or Event of Default has occurred and is continuing.

(c) The execution and delivery of this Amendment and the performance of Borrower’s obligations under the Loan Agreement as modified herein and the other Loan Documents have been duly authorized by all requisite action by or on behalf of Borrower. The Loan Agreement as modified herein and the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations.
6. No Prejudice; Reservation of Rights. This Amendment shall not prejudice any rights or remedies of Lender under the Loan Documents. Lender reserves, without limitation, all rights which it has against any indemnitor, guarantor or endorser of the Loan Documents.
7. No Impairment. Except as specifically modified by this Amendment, all terms, covenants and provisions of the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.
8. Purpose and Effect of Lender’s Approval. Lender’s approval of any matter in connection with the Loan shall be for the sole purpose of protecting Lender’s security and rights. No such approval shall result in a waiver of any default of Borrower, except if and to the extent such waiver is expressly stated therein. In no event shall Lender’s approval be a representation of any kind with respect to the matter being approved.
9. No Rights Conferred on Others. Nothing contained in this Amendment or the Loan Documents shall be construed as giving any Person, other than the parties hereto, any right, remedy or claim under or with respect to this Amendment or the Loan Documents.
10. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
11. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon Borrower and Lender, and their respective successors and assigns.
12. Modification. This Amendment may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party(ies) against whom the enforcement of the modification, amendment, waiver, change or termination is sought.
13. Governing Law. This Amendment shall be governed by the terms and provisions of Section 10.3 of the Loan Agreement.
14. Severability. In the event any one or more of the provisions contained in this Amendment shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

15. Integration. The Loan Documents, including this Amendment, are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. In the event of any conflict between the terms of this Amendment and the terms of the Loan Agreement or any of the other Loan Documents, the terms of this Amendment shall govern.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Borrower and Lender have executed this First Amendment to Loan Agreement as of the day and year first above written.

BORROWER: HRHH DEVELOPMENT TRANSFEREE, LLC, a Delaware limited liability company
By:	/s/ RICHARD SZYMANSKI
	Name:	Richard Szymanski
Its: Vice President

LENDER: COLUMN FINANCIAL, INC., a Delaware corporation
By:	/s/ ELIZABETH VERRI
	Name:	Elizabeth Verri
Its: Vice President

Exhibits Omitted